SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                            -------------------

                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR (g) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                               NaviSite, Inc.
           (Exact name of registrant as specified in its charter)


       Delaware                                       52-2137343
 (State of incorporation                          (I.R.S. Employer
   or organization)                               Identification No.)


   100 Brickstone Square, Andover, Massachusetts        01810
 (Address of principal executive offices)            (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class            Name of each exchange on which
      to be so registered            each class is to be registered
            N/A                                      N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

Securities Act registration statement file number to which this form relates: 333-83501

Securities to be registered pursuant to Section 12(g) of the Act:

                  Common Stock, par value $0.01 per share
                              (Title of class)



               INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
         REGISTERED

      Capital Stock

      The information required by Item 202 of Regulation S-K is provided under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-83501), initially filed with the Securities and Exchange Commission on July 22, 1999, and as amended from time to time (as so amended, the "Registration Statement"). Such portion of the Registration Statement is hereby incorporated by reference and made a part hereof.


ITEM 2.  EXHIBITS

      1.    Certificate of Incorporation, as amended (included as Exhibit
            3.1 to the Registration Statement and incorporated by reference herein).

      2. Form of Amended and Restated Certificate of Incorporation (included as Exhibit 3.2 to the Registration Statement and incorporated by reference herein).

      3. By-Laws, as amended (included as Exhibit 3.3 to the Registration Statement and incorporated by reference herein).

      4. Form of Amended and Restated By-Laws (included as Exhibit 3.4 to the Registration Statement and incorporated by reference herein).

      5. Specimen Certificate representing the Common Stock, par value $0.01 per share (included as Exhibit 4.1 to the Registration Statement and incorporated by reference herein).

      6. Series C Convertible Preferred Stock Purchase Agreement dated as of June 3, 1999 by and between NaviSite, Inc. and Dell USA L.P. (included as Exhibit 4.2 to the Registration Statement and incorporated by reference herein).

      7. Series D Convertible Preferred Stock Purchase Agreement dated as of June 3, 1999 by and between NaviSite, Inc. and Microsoft Corporation (included as Exhibit 4.3 to the Registration Statement and incorporated by reference herein).

      8. Form of Investor Rights Agreement by and among NaviSite, Inc. and CMGI, Inc. (included as Exhibit 10.12 to the Registration Statement and incorporated by reference herein).


                                 SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                               NAVISITE, INC.



                              By    /s/ Joel B. Rosen
                                ___________________________
                                Name:   Joel B. Rosen
                                Title:  Chief Executive Officer




Dated:  October 8, 1999




EXHIBIT
NUMBER                        EXHIBIT

1. Certificate of Incorporation, as amended (included as Exhibit 3.1 to the Registration Statement and incorporated by reference herein).

2. Form of Amended and Restated Certificate of Incorporation (included as Exhibit 3.2 to the Registration Statement and incorporated by reference herein).

3. By-Laws, as amended (included as Exhibit 3.3 to the Registration Statement and incorporated by reference herein).

4. Form of Amended and Restated By-Laws (included as Exhibit 3.4 to the Registration Statement and incorporated by reference herein).

5. Specimen Certificate representing the Common Stock, par value $0.01 per share (included as Exhibit 4.1 to the Registration Statement and incorporated by reference herein).

6. Series C Convertible Preferred Stock Purchase Agreement dated as of June 3, 1999 by and between NaviSite, Inc. and Dell USA L.P. (included as Exhibit 4.2 to the Registration Statement and incorporated by reference herein).

7. Series D Convertible Preferred Stock Purchase Agreement dated as of June 3, 1999 by and between NaviSite, Inc. and Microsoft Corporation (included as Exhibit 4.3 to the Registration Statement and incorporated by reference herein).

8. Form of Investor Rights Agreement by and among NaviSite, Inc. and CMGI, Inc. (included as Exhibit 10.12 to the Registration Statement and incorporated by reference herein).